SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2003

GSI LUMONICS INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412

(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

     On August 1, 2003, GSI Lumonics Inc. (the Company) issued a press release announcing that it had withdrawn the proposal submitted to its shareholders to restructure the Company as a publicly traded United States-domiciled corporation, and that the special meeting of the Company’s shareholders, scheduled to be held on Monday, August 4, 2003 in Bedford, Massachusetts, had been cancelled.

     A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(c)	Exhibits.

99.1	Press Release issued August 1, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI LUMONICS INC. (Registrant)
Date: August 1, 2003	By:	/s/ Charles D. Winston

Charles D. Winston, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued August 1, 2003.